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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934
                            ------------------------

      Date of Report (Date of earliest event reported) : February 25, 2004

                                VOYAGER ONE, INC.
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             (Exact name of registrant as specified in its charter)

                                     NEVADA
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                 (State or other jurisdiction of incorporation)

        0-32737                                          88-049002272
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(Commission File Number)                       (IRS Employer Identification No.)

859 West End Court, Suite I,     Vernon Hills, IL 60061
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(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code: (847) 984-6200

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ITEM 1.       CHANGES IN CONTROL OF REGISTRANT
ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS.
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         As of February 25, 2004, Voyager One, Inc. (the "Company") acquired
Silicon Film Technologies, Inc., an Illinois corporation ("Silicon") in exchange for 8,597,400 newly issued "restricted" shares of common voting stock of the Company and 625,000 "restricted" Series A Preferred Stock shares to the Silicon shareholders on a pro rata basis for the purpose of effecting a tax-free reorganization pursuant to sections 351, 354 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended ("IRC") pursuant to the Agreement and Plan of Reorganization (the "Agreement") by and between the Company, Silicon and Silicon shareholders. As a condition of the closing of the share exchange transaction, certain shareholders of the Company cancelled a total of 1,298,400 shares of common stock. Each eight (8) shares of Silicon Class A Common Stock have been exchanged for one (1) share of the Company's Common Stock and each eight (8) shares of Silicon Class B Common Stock have been exchanged for one (1) share of the Company's Series A Preferred Stock (based on the total issuance of 8,597,400 the Company's shares of Common Stock). Each share of newly issued Company's Series A Preferred Stock is entitled to one hundred (100) votes per one Series A Preferred Share. Following the Closing Date, there were 9,375,000 shares of the Company's Common Stock outstanding and 625,000 shares of the Company's Series A Preferred Stock outstanding. Immediately prior to the Closing, there were 777,600 shares issued and outstanding (including 181,000 shares approved for issuance but not recorded as issued on the books of the transfer agent).

         Silicon is in the business of developing a solution for the approximately 73 million 35mm SLR camera owners who are looking for a viable digital solution method without having to discard their present equipment. The principal key in achieving this objective involves our design, development, and sale of electronic film hardware and software products for digital imaging applications. Silicon is uniquely positioned for success based upon its development of a first-of-its-kind technology that enables a conventional 35mm single lens reflex (SLR) camera to capture, store, and transfer digital images without any modification to the camera. Silicon believes that its electronic film system (EFS) and other products are uniquely positioned to become industry standards among users desiring the functionality of both conventional and digital photography. Silicon's growth is expected to be driven by the rapid proliferation of digital imaging, a large installed base of conventional 35mm cameras, strong product appeal, a highly adaptable, scalable, and defensible product architecture, robust marketing and manufacturing strategies, and a talented management and product development team.

         Pursuant to the Agreement, the Board of Directors of the Company resigned and was replaced with the designees of Silicon set forth below, effective approximately on the tenth day following the mailing of the informational statement on Schedule 14 F-1, and the current officers resigned upon the closing of the transactions contemplated in the Agreement, February 25, 2004 (the "Closing"). The current sole director of the Company prior to the Closing was Gerry Martin.

         As of the Closing date, there were 9,375,000 shares issued and outstanding. In addition, there were 625,000 shares of Series A Preferred Stock issued and outstanding as of the date of the Closing. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of shares of Series A Preferred Stock are entitled to one hundred votes for each share on all matters to be voted on by the stockholders. The following table sets forth the beneficial ownership of the Company's Common Stock and Preferred Stock as of February 25, 2004 by each person known to the Company to own more than five percent (5%) of the Company's Common Stock and by each of the Company's current directors and nominees for election as directors, and by all directors and officers of the Company as a group. The table has been prepared based on information provided to the Company by each shareholder and gives effect to the issuance of shares pursuant to the Agreement.

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COMMON STOCK

                                           AMOUNT AND NATURE
NAME AND                                   OF BENEFICIAL              PERCENT
ADDRESS                                    OWNERSHIP (1)            OF CLASS (1)
-------                                    -------------            ------------

John Lichter (1)                           3,022,980
Chief Executive Officer,                   Indirect (2)                32.25%
Acting Secretary and Director

Sebastien DuFort (1)                       2,772,855 (3)               29.58%
President, Acting Chief                    Direct
Financial Officer and Director

Gerry Martin(4)                            167,200                         *%
former Director,                           Direct
President, Chief Financial
Officer and Secretary

Quest Manufacturing, Inc.                  3,022,855 (2)               32.24%
                                           Direct
All Directors and Officers
as a Group (3 persons)                     5,963,035                   61.83%
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*       Less than 1%

PREFERRED STOCK - SERIES A PREFERRED STOCK (5)

                                           AMOUNT AND NATURE
NAME AND                                   OF  BENEFICIAL             PERCENT
ADDRESS                                    OWNERSHIP (1)            OF CLASS (1)
-------                                    -------------            ------------

John Lichter (1)                           312,500
Chief Executive Officer,                   Indirect (2)               50.00%
Acting Secretary and Director

Sebastien DuFort (1)                       312,500 (3)                50.00%
President, Acting Chief                    Direct
Financial Officer and Director

Gerry Martin(4)                            0                              *%
former Director,
President, Chief Financial
Officer and Secretary

Quest Manufacturing, Inc.                  312,500 (2)                 50.00%
                                           Direct
All Directors and Officers
as a Group (3 persons)                     625,000                    100.00%
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*       Less than 1%

As used in this table, "beneficial ownership" is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except as indicated by footnote and subject to community property laws where applicable, to the Company's knowledge the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(1) C/o Silicon Film Technologies, Inc. address: 859 West End Court, Suite I, Vernon Hills, IL 60061
(2) Based on a total of 24,182,840 shares of common A stock of Silicon held by Mr. Lichter indirectly as 100% shareholder of Quest Manufacturing, Inc. and 1,000 shares of common A stock of Silicon held by Mr. Lichter indirectly as 100% shareholder of Quest Marketing Engineered Technologies, Inc., and the exchange ratio of 1 share of Voyager One, Inc. common stock for each eight shares of common A stock of Silicon. Based on 2,500,000 shares of common B stock of Silicon held by Mr. Lichter indirectly as 100% shareholder of Quest Manufacturing, Inc., and the exchange ratio of 1 share of Voyager One, Inc. Series A Preferred Stock for each eight shares of common B stock of Silicon.

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(3)  Based on a total of 22,182,840 shares of common A stock of Silicon held by
     Mr. DuFort, and the exchange ratio of 1 share of Voyager One, Inc. common stock for each 8 shares of common A stock of Silicon. Based on 2,500,000 shares of common B stock of Silicon held by Mr. DuFort and the exchange ratio of 1 share of Voyager One, Inc. Series A Preferred Stock for each eight shares of common B stock of Silicon.
(4) After cancellation of 865,600 shares held by Mr. Martin and transfer of 167,200 shares to a third party.
(5) Each share of Series A Preferred Stock entitles its holder to 100 votes in each matter submitted to vote to Voyager One, Inc. shareholders.

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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) (b) The required financial statements and pro forma financial information is unavailable as of the date hereof and will be filed by the Registrant pursuant to the requirements of the Securities Exchange Act and the rules and regulations promulgated thereunder within 75 days of the date of the event reported herein.

         (c) EXHIBITS.

          2.  Agreement and Plan of Reorganization

              2.1 Agreement and Plan of Reorganization dated as of February 18, 2004, between the Company and Silicon.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 10, 2004                                VOYAGER ONE, INC.

                                             By: /s/ John Lichter
                                                 -------------------------------
                                                 Chief Executive Officer

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